Exhibit 10.18
RIVERSIDE TECHNOLOGY CENTER
SIXTH LEASE EXTENSION AND MODIFICATION AGREEMENT
TO THE LEASE BETWEEN
RIVERTECH ASSOCIATES II LLC AND AXCELLA HEALTH, INC.,
(f/k/a PRONUTRIA BIOSCIENCES, INC. and f/k/a ESSENTIENT, INC.)

This Sixth Lease Extension and Modification Agreement (the "Sixth Lease Amendment") entered into this 1st day of October, 2020 by and between Rivertech Associates II, LLC, a Massachusetts limited liability company with a principal address c/o The Abbey Group 177 Huntington Ave. 24th Floor Boston, Massachusetts 02115 herein, the "Lessor"), and Axcella Health, Inc. (as successor in interest to Pronutria Biosciences, Inc., itself the successor in interest to Essentient, Inc.), with a business address at 840 Memorial Drive Cambridge, Massachusetts (herein the "Lessee"), with respect to a certain Lease dated December 28, 2010 (the "Original Lease") for certain office and laboratory space in the building at 840 Memorial Drive Cambridge, Massachusetts (the "Building"); as amended by a Lease Extension and Modification Agreement December 9, 2013 ("First Lease Amendment"); by a Second Lease Extension and Modification Agreement July 31, 2014 ("Second Lease Amendment"); by a Third Lease Extension and Modification Agreement dated January 30, 2015 (the "Third Lease Amendment"); by a Fourth Lease Extension and Modification Agreement dated December 30, 2015 (the "Fourth Lease Amendment"); and by a Fifth Lease Extension and Modification Agreement dated April 28, 2017 (the "Fifth Lease Amendment"); all collectively referred to herein as of the date hereof as the "Existing Lease". The Existing Lease, as modified by this Sixth Lease Amendment, hereafter shall be referred to herein as the "Lease" (as the context so permits).
WHEREAS, the Lessee currently leases the following spaces in the Building as follows:
A.certain space on the third (3rd) floor of the Building (with a small portion in the garage portion of the Building), consisting of approximately 10,525 rentable square feet (defined herein as the "Third Floor Leased Premises" (previously defined as the Existing Leased Premises in the Fourth Lease Amendment), which Third Floor Leased Premises are reflected in the plans and schematics attached to this Sixth Lease Amendment as Exhibit A-1; and,
B.certain space on the first (1st) floor of the Building, consisting of approximately 8,647 rentable square feet (i.e. the "First Floor Expansion Space" (as defined as such in the Fourth Lease Amendment) which First Floor Expansion Space is reflected in the plans and schematics attached as Exhibit A-2; and,
WHEREAS, the Third Floor Leased Premises Extension Termination Date and the First Floor Expansion Space Termination Date, as those terms are more specifically defined in the Fifth Lease Amendment, are coterminous (i.e. each end on April 30, 2021), and Lessee desires to extend the current stated Term of the Existing Lease as to both the Third Floor Leased Premises and the First Floor Expansion Space, beyond said date, and Lessor assents to such extension of the Term by the Lessee as set forth herein; and,
WHEREAS, the Lessee also seeks the right to exercise in the future an additional extension of the Term of the Lease (i.e. as modified hereby), to be applied as to both the Third Floor Leased Premises and the First Floor Expansion Space, conjunctively; and Lessor assents thereto;
THEREFORE, in consideration of One ($1.00) Dollar and the other good and valuable consideration recited herein, effective and irrevocable as of the date hereof, the Lessor and Lessee hereby agree as follows:
1.Defined Terms
Defined terms in this Sixth Lease Amendment are those terms as set forth and defined in the Fifth Lease Amendment, inclusive of previously defined terms in the Existing Lease documents.

2.Sixth Lease Amendment Extended Term
Lessee hereby agrees to extend its tenancy of the Third Floor Leased Premises and the First Floor Expansion Space (together, the "Combined Leased Premises"), beyond the current coterminous expiration date for both spaces, for a period of thirty six (36) months (the "Sixth Amendment Term"); said extension to commence on May 1, 2021 (the "Sixth Amendment Extension Commencement Date") and end on April 30, 2024 (the "Sixth Amendment Extension Termination Date"), By exercise of the aforesaid extension, Section 7 of the Fifth Lease Amendment ( captioned as Lessee's Further Options to Extend) is hereby superseded by the terms of Section 7 of this Sixth Lease Amendment.
3.Terms and Conditions
Lessee hereby agrees to lease the Combined Leased Premises on the same terms and conditions of the Existing Lease, as modified by this Sixth Lease Amendment, with exception only for those provisions as to which Lessor and Lessee have already performed their obligations as of the date hereof, (for example, Lessor has heretofore delivered the Combined Leased Premises and Lessee has accepted the same).
Lessor and Lessee each acknowledge that to the best of the respective knowledge of each, there are no material defaults by either party presently existing and outstanding under the Existing Lease.
4.Annual Base Rent / Additional Rent / Security Deposit
A.Annual Base Rent
(a)Annual Base Rent for the remainder of the current Term through April 30, 2021 shall be as set forth in the Fifth Lease Amendment.
(b)Annual Base Rent for the Combined Leased Premises from the Sixth Amendment Extension Commencement Date through the Sixth Amendment Extension Termination Date initially shall be $85.50 dollars per rentable square foot and shall increase by 3.0% per rentable square foot upon each one-year anniversary of the Sixth Amendment Extension Commencement Date, as follows:
(i)May 1, 2021 through April 30, 2022:
$ 1,639,206.00 per annum / $ 136,600.50 per month
(ii)May 1, 2022 through April 30, 2023:
$ 1,688,382.18 per annum / $ 140,698.52 per month
(iii)May 1, 2023 through April 30, 2024:
$ 1,739,033.65 per annum / $ 144,919.47 per month
Annual Base Rent above is intended to be "triple net" under the Lease, and it shall be payable in the corresponding monthly installments set forth above, due on the first of each month, in advance, and in all other respects shall be subject to the provisions relating to Annual Base Rent as set forth under the Existing Lease.
B.Additional Rent
In addition to Annual Base Rent, Lessee shall continue to be responsible to pay all Additional Rent (Operating Expenses) under Section 3 of the Existing Lease and all Additional Rent (Taxes) under Section 4 thereof, as invoiced by Lessor, attributable to the Combined Leased Premises.

C.Rent Payment and other Costs and Expenses
Determination and payment of all Annual Base Rent, Additional Rent and other sums due as Rent shall be payable and in all other respects shall be determined as contemplated under the Existing Lease.
D.Security Deposit
The Security Deposit currently held by the Lessor shall continue to be held by Lessor up to April 30, 2024 (and beyond, subject to any further extensions).
5.Permitted Uses / Lease in Good Standing
The Permitted Uses in the Basic Data of the Original Lease, and all conditions attached thereto, are hereby restated and affirmed and shall govern the use and occupancy of the Combined Leased Premises through April 30, 2024 (and beyond if there be any further extension).
The parking rights and other ancillary rights as they are set forth in the Existing Lease shall govern through April 30, 2024 (and beyond if there be any further extension).
6.Brokers
The parties hereby agree that Newmark Grubb Knight Frank represents the Lessee in this transaction and shall be paid a commission by the Lessor, under the terms of a separate agreement; and represent that there are no brokerage or other third party fees or costs involved in this transaction and each agrees to indemnify, defend and hold harmless the other from and against any other claims for brokerage fees, commissions or other such payments arising from this transaction.
7.Lessee's Further Option to Extend
The Term of the Lease , by execution of this Sixth Lease Amendment, as to the Combined Leased Premises expires on April 30, 2024, and may be extended by Lessee beyond said date as set forth below. Lessee shall have the option to further extend the Term of this Lease (inclusive of any ROFO Space, as may be applicable ), as follows:
Lessee, provided it is not then in default after notice and the expiration of any applicable grace or cure periods, and further provided it shall not have defaulted beyond any applicable notice, grace and cure periods during the remaining Lease Term after execution of this Sixth Lease Amendment, shall have the option to further extend the Term of this Lease beyond its April 30, 2024 termination for the Second Revised Extension Period as defined in the Fifth Lease Amendment (i.e. through April 30, 2027), as to the (a) the Third Floor Leased Premises (and also any ROFO Space on that floor then being leased by Lessee); and separately or conjunctively, as to (b) the First Floor Expansion Space (and also any ROFO Space on that floor then being leased by Lessee), on the terms and conditions set forth below.
By written notice to the Lessor (the "The Second Revised Extension Period Notice") delivered not later than eight (8) months prior to the expiration of the Term (i.e. by September 1, 2023), Lessee may extend the Term for the Second Revised Extension Period. Time is of the essence in the delivery of The Second Revised Extension Period Notice, and once given, said Extension Notice is irrevocable. Lessee shall identify the space (the Third Floor Leased Premises (and also any ROFO Space on that floor then being leased by Lessee), and/or First Floor Expansion Space (and also any ROFO Space on that floor then being leased by Lessee), as to which it elects to extend the Term.

Lessee shall pay "Market Rent" for all space leased during the Second Revised Extension Period. "Market Rent" as used herein, shall be that rent charged for comparable research laboratory and office space of similar age and condition in laboratory buildings in the mid-Cambridge submarket as of the commencement of applicable lease period (including annual escalations thereon for each year based on increases in the Consumer Price Index or fixed increases, as the case may be, as determined by then prevailing market forces). In no event shall Market Rent be less than the Annual Base Rent payable (on a per square foot basis) by Lessee for the last year of the existing Term (the "Rent Floor").
If, after good faith attempts the Lessor and Lessee cannot agree on a figure representing Market Rent for the applicable space and lease timeframe, then either party, upon written notice to the other, may request appraisal and arbitration of the issue as provided in this Section. Within fourteen ( I 4) days of the request for appraisal, each party shall submit to the other the name of one unrelated individual or entity with proven expertise in the leasing of commercial real estate in greater Boston/Cambridge to serve as that party's appraiser. Each appraiser shall be paid by the party selecting them. The two appraisers shall each submit their final reports to the parties within thirty (30) days of their selection making their determination as to Market Rent (subject however, to the Rent Floor). The two appraisers shall meet within the next fourteen (14) days to reconcile their reports and collaboratively determine the Market Rent. They shall each make their determination in writing (subject however, to the Rent Floor), including a statement if such is the case, that they are at an impasse. Such a statement of impasse shall be submitted to the parties along with the Market Rent figure which each appraiser has selected and their reasons and substantiation therefor. The appraisers, in case of an impasse, shall also agree on one unrelated individual or entity with expertise in commercial real estate in greater Boston, who shall evaluate the reports of the two original appraisers and within fourteen (14) days of submission of the issue to them, make their own determination as to a figure representing Market Rent (subject however, to the Rent Floor). The determination of this individual or entity (i.e. arbitrator) absent, fraud, bias or undue prejudice shall be binding upon the parties.
Annual Base Rent and Additional Rent shall be payable in advance, in equal monthly installments on the first day of each calendar month.
Lessee, in addition to the sums payable annually to Lessor as Annual Base Rent, shall pay to Lessor for each year of the applicable period and for each space leased by Lessee as Additional Rent, Lessee's Allocable Percentage (as determined/adjusted by the approximate total rentable space so leased) for Operating Expenses, Real Estate Taxes and utilities as contemplated in the Lease.
The provisions of this Section 7 supersede the Options to Extend set forth in the Fourth Lease Amendment and Fifth Lease Amendment.
8.Integration of Documents; Supremacy
This Sixth Lease Amendment, incorporating the terms and conditions of the Original Lease and all prior amendments through the Fifth Lease Amendment, contains the full understanding and agreement between the parties. The parties hereto intend that this Sixth Lease Amendment operates to amend and modify the Existing Lease, and that those prior documents constituting the Existing Lease shall be interpreted conjunctively; with any express conflict between those prior documents and this Sixth Lease Amendment to be resolved in favor of the stated terms of this Sixth Lease Amendment. Except as modified hereby, all other terms and conditions of the Existing Lease shall remain unchanged and enforceable in a manner consistent with this Sixth Lease Amendment.
This Agreement shall be governed by the laws of the Commonwealth of Massachusetts. Any provisions deemed unenforceable shall be severable, and the remainder of this Sixth Lease Amendment and the Existing Lease shall be enforceable in accordance with their terms.
[Signature Pages Follow]

LESSOR

RIVERTECH ASSOCIATES II, LLC

By:	Rivertech Associates II, Inc., its Manager

By:	/s/ Robert Epstein	Date:	10/14/2020
Name:	Robert Epstein
Title:	President

LESSEE

AXCELLA HEALTH, INC.

By:	/s/ William R. Hinshaw, Jr.	Date:	10/6/2020
Name:	William R. Hinshaw, Jr.
Title:	President, Chief Executive Officer and Director

By:	/s/ Laurent Chardonnet	Date:	10/6/2020
Name:	Laurent Chardonnet
Title:	Senior Vice President and Chief Financial Officer

CHARLES RIVER
MEMORIAL DRIVE
ADMIN
4,452RSF
LAB
6,073RSF
Conference
Office
Office
Office
Office
Office
Office
Office
Conference
Reception
M
W
Cold Room
Engineering Lab
Lab Storage
0 5 10 20 30
Graphic Scale

Riverside Technology Center
840 Memorial Drive
Cambridge, MA

Floor Three
AXCELLA

EXHIBIT A-1

ADMIN
3,082RSF
LAB
4,665RSF
Freight Elevator
M
W
Patio
MEMORIAL DRIVE
CHARLES RIVER
0 5 10 20 30ft
Graphic Scale

Riverside Technology Center
840 Memorial Drive
Cambridge, MA

Floor One
AXCELLA

EXHIBIT A-2